Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Granted 180-Day Extension to Achieve Nasdaq Minimum Bid Compliance

Vancouver, BC – March 20, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs, today announced that it has received a notification letter from the Listing Qualifications Department of Nasdaq Stock Market LLC (“Nasdaq”) that the Company has been granted an additional 180-day compliance period, or until September 16, 2024 (the “Extended Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”).

Nasdaq’s determination is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to consider all available options to regain compliance during the Extended Compliance Period, including, if necessary, effecting a reverse stock split.

If at any time prior to September 16, 2024, the closing bid price of the Company’s ordinary shares is at least $1.00 per share for at least a minimum of 10 consecutive business days, the Company will regain compliance with the Minimum Bid Price Rule and this matter will be closed.

As previously reported, in a notification letter dated September 19, 2023, Nasdaq had informed the Company that, based on the previous 30 consecutive business days, the Company’s ordinary shares no longer met the minimum $1.00 bid price per share requirement as set forth in the Minimum Bid Price Rule. Therefore, in accordance with the Nasdaq Listing Rules, the Company was provided 180 calendar days, or until March 18, 2024, to regain compliance with such requirement.

This current notification from Nasdaq has no immediate effect on the listing or trading of the Company’s ordinary shares, which will continue to trade on the Nasdaq Capital Market under the symbol “INM.”

About InMed:

InMed Pharmaceuticals is a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs. Together with our subsidiary, BayMedica LLC, we have unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. We are a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking information") within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and other applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management's current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. This news release contains forward-looking statements, including, but not limited to, statements regarding the Company’s ability to regain compliance with the Minimum Bid Price Rule, the Company’s intention to monitor closing bid prices of its ordinary shares and the Company’s plans to consider implementing available options to regain compliance with the Minimum Bid Price Rule, including, if necessary, effecting a reverse stock split. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of known and unknown risks and uncertainties, including the risk that (i) the Company may not otherwise meet the requirements for continued listing under the Nasdaq Listing Rules, (ii) the Company may not meet the Minimum Bid Price Rule during the Extended Compliance Period or any other compliance period in the future, (iii) Nasdaq may not grant the Company relief from delisting, if necessary, and (iv) the Company may not ultimately meet applicable Nasdaq requirements if any such relief is necessary, among other risks and uncertainties.

Beyond the foregoing, there are additional known and unknown risk factors and uncertainties, any of which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A further discussion of these risks and uncertainties facing InMed’s stand-alone business is contained in InMed’s most recent Annual Report on Form 10-K and other filings the Company makes with the Securities and Exchange Commission from time to time on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by applicable law.